UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2023

Concord Acquisition Corp III

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41013 (Commission File Number)	86-2171699 (I.R.S. Employer Identification No.)
477 Madison Avenue New York, NY (Address of principal executive offices)	10022 (Zip Code)

(212) 883-4330 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Warrant	CNDB.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	CNDB	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	CNDB.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

During November 2023, Concord Acquisition Corp III (the “Company”) and Concord Sponsor Group III LLC (the "Sponsor") entered into non-redemption agreements (“Non-Redemption Agreements”), the form of which was previously disclosed, with certain holders of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”) in exchange for them agreeing not to redeem shares of Class A common stock sold in the Company’s initial public offering (“Non-Redeemed Shares”) at the special meeting called by the Company (the “Special Meeting”) to approve an extension of time for the Company to consummate an initial business combination from November 8, 2023 (the “Termination Date”) to August 8, 2024, or such earlier date as may be determined by the Company’s board of directors (the “Extension” and such later date, the “Extended Date”). In exchange for the foregoing commitments not to redeem such shares, the Company has agreed to (i) allocate to such investors an aggregate of 782,001 shares of Class A common stock (the “Promote Shares”) and (ii) the Sponsor has agreed to surrender and forfeit to the Company for no consideration a number of shares of Class B common stock, par value $0.0001 per share (“Class B common stock”) equal to the number of Promote Shares upon closing of an initial business combination if they continue to hold such Non-Redeemed Shares through the Special Meeting. The foregoing summary of the Non-Redemption Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement previously filed by the Company as Exhibit 10.1 to the Current Report on Form 8-K dated October 30, 2023 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its stockholders at the Special Meeting of stockholders held on November 7, 2023, the Company filed an amendment to its amended and restated certificate of incorporation, as amended, with the Delaware Secretary of State on November 7, 2023 (the “Charter Amendment”), to extend the date by which the Company has to consummate a business combination from November 8, 2023 to August 8, 2024, or such earlier date as may be determined by the board of directors of the Company. The foregoing description is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 7, 2023, the Company held the Special Meeting. On October 6, 2023, the record date for the Special Meeting, there were 4,039,934 shares of Class A common stock, par value $0.0001 per share, and 8,625,000 shares of Class B common stock, par value $0.0001 per share, of the Company entitled to be voted at the Special Meeting. At the Special Meeting, 12,582,511 shares of Class A common stock and Class B common stock, voting together as a class, or approximately 99% of the shares entitled to vote at the Special Meeting, were represented in person or by proxy.

Charter Amendment

The stockholders approved the Charter Amendment to extend the date by which the Company has to consummate a business combination from the Termination Date to the Extended Date. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
12,272,538	309,973	0	N/A

Item 8.01.	Other Events.

In connection with the votes to approve the proposal above, the holders of 98,573 shares of Class A common stock of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.70 per share, for an aggregate redemption amount of approximately $1.1 million, which will leave approximately $42.2 million in the trust account.

In connection with the implementation of the Charter Amendment, the Sponsor and the other holders of shares of Class B common stock are expected to convert all or substantially all of their shares of Class B common stock into Class A common stock (the “Class B Conversion”). The Class B Conversion would be effected prior to the redemption of the public shares in connection with the implementation of the Charter Amendment.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Concord Acquisition Corp III, dated November 7, 2023.
10.1	Form of Non-Redemption Agreement (incorporated by reference to Exhibit 10.1 in the Registrant’s Current Report on Form 8-K on October 30, 2023).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCORD ACQUISITION CORP IIi

By:	/s/ Jeff Tuder
	Name:	Jeff Tuder
	Title:	Chief Executive Officer

Date: November 13, 2023